UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

MYnd Analytics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

MYnd Analytics, Inc. (the “Company”) hereby files this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2017 (the “Form 8-K”), to amend Item 9.01 therein as provided herein.

At the time of filing of the Form 8-K disclosing the acquisition by the Company of all of the issued and outstanding membership interests (the “Equity Interests”) of Arcadian Telepsychiatry Services LLC (“Arcadian”) owned by Mr. Robert Plotkin, the Company indicated that it would file the necessary financial information within seventy-one days after the date that the Form 8-K had to be filed.

Upon further review of the requirements of Rules 3-05 and 3-14 of Regulation S-X promulgated by the SEC and Item 9.01 of Form 8-K, on February 14, 2018, the Company determined with certainty that financial statements required by Item 9.01 (a) and pro forma financial information required by Item 9.01 (b) with respect to the acquisition of Arcadian are not required because the acquisition is not deemed “significant” by the Company. Accordingly, the Company hereby amends the Form 8-K to eliminate references to the subsequent filing of financial statements and pro forma financial information relating to the acquisition.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company has determined that the financial statements are not required to be filed as the acquisition of Arcadian is not deemed “significant” by the Company.

(b) Pro Forma Financial Information

The Company has determined that the pro forma financial information of the Company are not required to be filed as the acquisition is not deemed “significant” by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYND ANALYTICS, INC.

February 20, 2018	By:	/s/ Donald D’Ambrosio
Name: Donald D’Ambrosio
Title: Chief Financial Officer